                     Exhibit 3.1

JLL INCOME PROPERTY TRUST, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter (the “Charter”) of JLL Income Property Trust, Inc., a Maryland corporation (the “Corporation”), is hereby amended to change the designation of the Class D Common Shares, $0.01 par value per share, of the Corporation to Class N Common Shares, $0.01 par value per share. All references in the Charter to “Class D Common Shares” or “Net Asset Value per Class D Common Share” are hereby changed to “Class N Common Shares” and “Net Asset Value per Class N Common Share,” respectively.

SECOND: The amendment to the Charter as set forth in Article FIRST above has been duly approved by at least a majority of the entire Board of Directors as required by law and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law (the “MGCL”) without any action by the stockholders of the Corporation.

    THIRD: Section 5.1 of Article V of the Charter is hereby amended to increase the total number of shares of stock that the Corporation has authority to issue to 2,050,000,000 and the number of shares of common stock, $0.01 par value per share, that the Corporation has authority to issue to 2,000,000,000.

FOURTH: The amendment to the Charter as set forth in Article THIRD above has been duly approved by at least a majority of the entire Board of Directors as required by law and was limited to a change expressly authorized by Section 2-105(a)(13) of the MGCL without any action by the stockholders of the Corporation.

FIFTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendments of the Charter was 1,050,000,000, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share, of which 200,000,000 were classified as Class A Common Shares, $0.01 par value per share, 200,000,000 were classified as Class A-I Common Shares, $0.01 par value per share, 200,000,000 were classified as Class M Common Shares, $0.01 par value per share, 200,000,000 were classified as Class M-I Common Shares, $0.01 par value per share, and 200,000,000 were classified as Class D Common Shares, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value was $10,500,000.

SIXTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendments of the Charter is 2,050,000,000, consisting of 2,000,000,000 shares of common stock, $0.01 par value per share, of which 200,000,000 are classified as Class A Common Shares, $0.01 par value per share, 200,000,000 are classified as Class A-I Common Shares, $0.01 par value per share, 200,000,000 are classified as Class M Common Shares, $0.01 par value per share, 200,000,000 are classified as Class M-I Common Shares, $0.01 par value per share, and 200,000,000 are classified as Class N Common Shares,

$0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $20,500,000.

SEVENTH: The information required by Section 2-607(b)(2)(i) of the MGCL is not changed by the foregoing amendments of the Charter.

EIGHTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this 2nd day of October, 2025.

ATTEST: JLL INCOME PROPERTY TRUST, INC.

/s/ Gordon G. Repp	By:	/s/ C. Allan Swaringen	(SEAL)
Name: Gordon G. Repp Title: Secretary		Name: C. Allan Swaringen Title: Chief Executive Officer and President